Exhibit 99.1

MCEWEN MINING RECEIVES KEY PERMIT FOR GOLD BAR

TORONTO, November 8, 2017 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen”) is pleased to announce it has received the signed Record of Decision (ROD) on the Final Environmental Impact Statement (EIS) for the Gold Bar Project (Gold Bar), Eureka County, Nevada. Construction of Gold Bar will begin immediately.

“This is great news for McEwen Mining and State of Nevada. Our mission to build Gold Bar has been ongoing since 2013, during that time we have overcome many challenges involved in bringing a new mining project to fruition. Gold Bar is the first new gold mine in Nevada to gain permit approval in several years. We advanced from Draft Environmental Impact Statement submittal to a Record of Decision in under 8-months, a very brisk pace for the last leg of the permitting process. We want to thank all those involved including our staff, the BLM, Eureka County Board of Commissioners, and other Cooperating Agencies,” said Rob McEwen, Chairman and Chief Owner.

About McEwen Mining

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo Gold mine and El Gallo Silver project in Mexico, the Black Fox mine in Timmins, Canada, the Gold Bar project in Nevada, and the Los Azules copper project in Argentina.

McEwen has a total of 333 million shares outstanding.  Rob McEwen, Chairman and Chief Owner, owns 24% of McEwen.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks related to fluctuations in mine production rates, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647)-258-0395 ext 320 info@mcewenmining.com	Website: www.mcewenmining.com Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	150 King Street West Suite 2800, P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866)-441-0690